Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Catalyst Biosciences, Inc. on Form S-8 to be filed on or about June 27, 2018 of our report dated March 19, 2018, on our audits of the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years then ended, which report was included in its Annual Report on Form 10-K March 19, 2018.

/s/ EISNERAMPER LLP

EISNERAMPER LLP

Iselin, New Jersey

June 27, 2018